Exhibit 1.2

[        ] Shares

INTELSAT S.A.

SERIES A MANDATORY CONVERTIBLE JUNIOR NON-VOTING

PREFERRED SHARES, NOMINAL VALUE $0.01 PER SHARE

UNDERWRITING AGREEMENT

[            ], 2013

[    ], 2013

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Intelsat S.A. (RCS Luxembourg B162.135), a société anonyme incorporated and existing under the laws of Luxembourg (the “Company”), proposes to issue to the several Underwriters named in Schedule I hereto (the “Underwriters”) [        ] of its Series A mandatory convertible junior non-voting preferred shares, nominal value $0.01 per share (the “Firm Shares”). The Company also proposes to issue to the several Underwriters not more than an additional [        ] of its Series A mandatory convertible junior non-voting preferred shares, nominal value $0.01 per share (the “Additional Shares”), if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to subscribe for such Series A mandatory convertible junior non-voting preferred shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The Series A mandatory convertible junior non-voting preferred shares, nominal value $0.01 per share, of the Company to be outstanding after giving effect to the transactions contemplated hereby are hereinafter referred to as the “Series A Preferred Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement on Form F-1 relating to the Shares, as amended at the time it becomes effective, including all exhibits thereto and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Series A Preferred Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus, as of [    ][a.m.][p.m.], New York City time, on [            ], 2013 did not, and at the time of each issuance and sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the Closing Date or any Option Closing Date (as defined in Section 2), will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company has not distributed and will not distribute, prior to the Closing Date (as defined in Section 4), any written communications (as defined in Rule 405 of the Securities Act) in connection with the offering, issuance and sale of the Shares other than the Registration Statement, the Time of Sale Prospectus or the Prospectus, the broadly available road show delivered in connection with this Agreement and any communication made under Rule 134 or 135 under the Securities Act. The broadly available road show when considered together with the Time of Sale Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) The Registration Statement, as of its effective date, complied, and as of the effective date of any post-effective amendment thereto, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Prospectus will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(f) The Company (i) is and will be at the Closing Date validly existing under the laws of Luxembourg and has and will have at the Closing Date all requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (ii) is and will be at the Closing Date duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(g) Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X under the Securities Act) of the Company (i) is and will be at the Closing Date duly organized, validly existing and in good standing (to the extent such concept exists) under the laws of its respective jurisdiction of organization and has and will have at the Closing Date all requisite corporate or limited liability company power and authority, as the case may be, to own its properties and conduct its business as now conducted and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and (ii) is and will be at the Closing Date duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect;

(h) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company. This Agreement has been duly executed and delivered by the Company.

(i) The authorized share capital of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) (i) At the Closing Date, after giving effect to the transactions contemplated hereby, the Company will have the authorized, issued and outstanding capitalization set forth in the Registration Statement, Time of Sale Prospectus and the Prospectus under the heading “Capitalization” and “Description of Share Capital;” (ii) all of the outstanding ownership interests in, or shares of capital stock of, the Company (including the Shares) and its subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; (iii) all of the common shares of the Company, nominal value $0.01 per share (the “Common Stock”), into which the Series A Preferred Stock are convertible have been duly authorized and reserved, and, when issued upon conversion of the Series A Preferred Stock in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to pre-emptive or similar rights; (iv) all of the outstanding shares of capital stock of the Company (including the Shares)

and its significant subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed on the capital stock of the subsidiaries by the Company’s or its subsidiaries’ indentures, loan agreements, mortgages or other security documents or agreements, or by the Securities Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting, except where the existence of such liens, encumbrances, equities and claims or restrictions would not have a Material Adverse Effect; (v) except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no (A) options, warrants or other rights to subscribe for or purchase, (B) agreements or other obligations to issue, or (C) except as are not material to the Company, other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of its subsidiaries outstanding. Except for its subsidiaries or as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as are not material to the Company, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(k) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Shares to the Underwriters), will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which its properties or assets is subject, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) articles of incorporation of the Company or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the compliance with covenants of the Underwriters in Section 7 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) There are no legal or governmental proceedings, actions, suits, inquiries, or investigations pending or threatened involving or affecting the Company or any of its properties or assets that would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus except for such proceedings that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or to which the property or assets of the Company are subject that would, individually or in the aggregate, have a Material Adverse Effect, or seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Shares to be sold hereunder or the consummation of the other transactions described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(m) Each preliminary prospectus included in the Time of Sale Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) Upon the issuance and sale of the Shares as herein contemplated, the application of the net proceeds therefrom as described in the Registration Statement, the Time of Sale Prospectus and Prospectus, the Company will not be an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(o) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or as would not have a Material Adverse Effect, the Company (i) is not in violation of any applicable Luxembourg, U.S. or other national, state, provincial or local laws or regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

(p) Except as set forth in the Shareholders Agreement, dated as of February 4, 2008, as amended to date, among Intelsat Global S.A. (“Intelsat Global”), the BC Investors (as defined therein) and Silver Lake (as defined therein); the Shareholders Agreement, dated as of February 4, 2008, as amended to date, among Intelsat Global, the BC Investors (as defined therein), Silver Lake (as defined therein) and the other shareholders party thereto; the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global and Michael McDonnell; the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global, David McGlade and Ronald P. McGlade, Trustee (On Behalf of the McGlade Family Trust dated January 2, 2009); and the letter agreement, dated as of May 6, 2009, as amended to date, among Intelsat Global, Phillip L. Spector, Phillip L. Spector, Trustee (On Behalf of The Phillip L. Spector GRAT) and Phillip L. Spector, Trustee (On Behalf of The Phillip L. Spector Trust, U/A dated December 21, 2007), no holder of securities of the Company is entitled to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Neither the Company nor any of its subsidiaries is aware of or has taken any action, directly or indirectly, nor, to the knowledge of the Company, has any director, officer, agent or employee of the Company or its subsidiaries taken any action, directly or indirectly, that would result in a violation by the Company or its subsidiaries of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(r) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(s) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(t) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the

Prospectus, (i) the Company and its subsidiaries have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, which liabilities, obligations or transactions would have a Material Adverse Effect; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends, excluding, for the avoidance of doubt, the declaration of any dividends with respect to the Shares; and (iii) there has not been any material adverse change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(u) The Company and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements which are related to such real property to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound are valid and enforceable against the Company or such subsidiary and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(v) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not have a Material Adverse Effect, the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that would have a Material Adverse Effect.

(w) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), no labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which might reasonably be expected to have a Material Adverse Effect.

(x) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company carries, or is covered by, insurance in such amounts and covering such risks as the Company believes is adequate for the conduct of its businesses and the value of its properties.

(y) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its businesses as now or proposed to be conducted as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, the Company has fulfilled and performed all of its obligations with respect to such Permits, and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits or results in any other material impairment of the rights of the holder of any such Permit; and the Company has not received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have filed with the U.S. Federal Communications Commission (the “FCC”), the United Kingdom’s Office of Communications (the “OFCOM”), the Australian Communications and Media Authority (the “ACMA”) and Germany’s Bundesnetzagentur (the “Bundesnetzagentur”) and, through these agencies, to the International Telecommunication Union (together with the FCC, OFCOM, ACMA and the Bundesnetzagentur, the “Regulatory Agencies”), all reports, documents, instruments, information and applications required to be filed pursuant to the rules and regulations of the Regulatory Agencies, and has obtained all licenses, orders or other authorizations issued by the Regulatory Agencies and any equivalent authority of Luxembourg and each other jurisdiction in which the Company and its subsidiaries operate (collectively, the “Communications Licenses”) required for the operation of the business of the Company and its subsidiaries as now or as proposed to be conducted as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, such Communications Licenses are in full force and effect and, to the Company’s knowledge, there are no pending revocation or other proceedings initiated by any of the Regulatory Agencies or any equivalent authority of Luxembourg or any other jurisdiction in which the Company and its subsidiaries operate which would have a Material Adverse Effect. To the Company’s knowledge, fees due and payable to domestic and foreign governmental authorities pursuant to the rules governing Communications Licenses held by the Company and its subsidiaries, the nonpayment of which, with the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof, have been timely paid, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company and each of its subsidiaries is in compliance with the terms of the Communications Licenses, as applicable, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and there is no condition of which the Company has received notice, nor, to the Company’s knowledge, is there any proceeding threatened, by any domestic or foreign governmental authority, which would cause the termination, suspension, cancellation or nonrenewal of any of the Communications Licenses, or the imposition of a penalty or fine by any domestic or foreign regulatory authority, except for such condition or proceeding that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(aa) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness or significant deficiencies in its internal control over financial reporting.

(bb) Except as described in the Registration Statement, Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Series A Preferred Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(cc) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has filed all necessary U.S. federal, U.S. state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, other than tax deficiencies that the Company is contesting in good faith and for which the Company has provided adequate reserves, there is no tax deficiency that has been asserted against the Company that would have, individually or in the aggregate, a Material Adverse Effect.

(dd) Neither the Company nor any of its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of its subsidiaries makes or ever has made a contribution and in which any employee of any of the Company or any of its subsidiaries is or has ever been a participant, except for such liability as could not reasonably be expected to have a Material Adverse Effect. With respect to such plans, each of the Company and its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(ee) The Company has not taken, nor will the Company take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares (except that no representation is made as to the activities of the Underwriters and their affiliates).

(ff) The statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(gg) The Company maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that is designed to ensure that information is recorded, processed, and summarized, including controls and procedures designed to ensure that such information is accumulated and communicated to Company’s management as appropriate.

(hh) The consolidated historical financial statements of the Company and its consolidated subsidiaries included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis, except as otherwise stated therein. The summary financial data in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. KPMG LLP (the “Independent Accountants”) is an independent public accounting firm within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

(ii) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the Closing Date, no consent, approval, authorization or order of any court or governmental agency or body, or third party shall be required for the issuance by the Company of the Shares to the Underwriters or the consummation by the Company of the other transactions contemplated hereby, except (i) such as have been obtained, (ii) such as may be required under state securities or “Blue Sky” laws in connection with the subscription and resale of the Shares by the Underwriters, and (iii) such consents, approvals, authorizations or orders the failure of which to obtain, or the absence of which, would not result in a Material Adverse Effect. The Company (before and after giving effect to the transactions contemplated hereby) is not (i) in violation of its articles of incorporation, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which the Company is a party or to which the Company or its properties or assets is subject, except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

2. Agreements to Issue and Subscribe. The Company hereby agrees to issue to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[        ] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue to the Underwriters the Additional Shares, and the Underwriters shall have the right to subscribe, severally and not jointly, up to [        ] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be subscribed for by the Underwriters and the date on which such shares are to be subscribed for. Each subscription date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be subscribed for as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be subscribed for (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to subscribe for the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be subscribed for on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $[        ] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[        ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[        ] a share, to any Underwriter or to certain other dealers.

4. Payment and Delivery. Upon payment to the Company of the gross proceeds from the offering of the Firm Shares made in Federal or other funds immediately available in New York City, the Company shall issue and deliver such Firm Shares for the respective accounts of the several Underwriters and shall pay $[        ] per Firm Share sold in the offering to the Underwriters in Federal or other funds immediately available in New York City, at 10:00 a.m., New York City time, on [            ], 2013, or at such other time on the same or such other date, not later than [            ], 2013, as shall be designated in writing by you. The time and date of such payments are hereinafter referred to as the “Closing Date.”

Upon payment to the Company of the gross proceeds from the offering of the Additional Shares made in Federal or other funds immediately available in New York City, the Company shall issue and deliver such Additional Shares for the respective accounts of the several Underwriters and shall pay $[        ] per Additional Share sold in the offering to the Underwriters in Federal or other funds immediately available in New York City, at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [            ], 2013, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be issued and delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, and $[        ] per Firm Share or Additional Share sold in the offering, as the case may be, against payment and receipt of the gross proceeds from the offering of the Firm Shares or Additional Shares, as the case may be.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to issue the Shares to the Underwriters and the several obligations of the Underwriters to subscribe and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [        ] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) The closing of the concurrent offering by the Company of [        ] shares of the Common Stock shall have occurred prior to or simultaneously with the closing of the offering of the Company’s Series A Preferred Stock pursuant to this Agreement; provided that the obligation of the Company to consummate the issuance and sale of the Firm Shares to the Underwriters shall also be subject to such condition;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act;

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition (financial or otherwise), business or results of operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and

(iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(v) The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and the Company shall have complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.

(b) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(iii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date or such Option Closing

Date, as the case may be, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, (i) an opinion of Elvinger, Hoss & Prussen, special Luxembourg counsel for the Company, in substantially the form attached hereto as Annex A, (ii) an opinion of Wiley Rein LLP, special FCC counsel for the Company, in substantially the form attached hereto as Annex B, and (iii) an opinion and negative assurance letter of Paul, Weiss, Rifkind, Wharton & Garrison LLP, outside counsel for the Company, dated the Closing Date or such Option Closing Date, as the case may be, in substantially the forms attached hereto as Annex C.

(d) The Underwriters shall have received on the Closing Date and on each Option Closing Date, as the case may be, (i) an opinion of Latham & Watkins LLP, counsel for the Underwriters, and (ii) of Arendt & Medernach, special Luxembourg counsel for the Underwriters, dated the Closing Date or such option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters.

The opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, a letter dated the date hereof, the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(f) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Series A Preferred Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(g) The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, a certificate executed by the chief financial officer of the Company in form and substance satisfactory to the Underwriters certifying as to certain financial information of the Company and its subsidiaries contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

The several obligations of the Underwriters to subscribe for Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and 430A under the Securities Act.

(b) Upon your request, to furnish to you, without charge, 15 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(f) or 6(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to you a copy of each proposed free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective subscribers or purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective subscriber or purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the public offering of the Shares as in the reasonable opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a subscriber or purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a subscriber or purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares for offer, issuance and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to qualify, (ii) file any general consent to service of process in any such jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject, or (iv) prepare a prospectus in accordance with Directive 2003/71/EC, as amended.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) To use the net proceeds received by it from the issuance of the Shares pursuant to this Agreement in the manner specified in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds” in all material respects.

(k) The Company also covenants with each Underwriter that, without the prior written consent of a majority of Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, (collectively, the “Representatives”) on behalf of the Underwriters (provided, for the avoidance of doubt, that the consent of each Representative has been requested), it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, issue, sell, contract to issue or sell, issue or sell any option or contract to subscribe or purchase, subscribe for or purchase any option or contract to issue or sell, grant any option, right or warrant to subscribe or purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Series A Preferred Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Series A Preferred Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Series A Preferred Stock or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder and (b) shares of Series A Preferred Stock issued or transferred in connection with the reorganization transactions as contemplated by the Registration Statement, Time of Sale Prospectus or the Prospectus. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such extension is not required in accordance with the criteria set forth in the next sentence, or a majority of the Representatives otherwise determine not to require the extension (provided, for the avoidance of doubt, that a determination by each Representative has been requested), in either case, as expressly confirmed by a majority of the Representatives to the Company (provided, for the avoidance of doubt, that the confirmation of each Representative has been requested). The extension referred to in this paragraph will not be required if the following conditions (as determined by a majority of the Representatives in their sole discretion, provided, for the avoidance of doubt, that a determination by each Representative has been requested), are met at the time the extension would otherwise apply: (i) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the U.S. Securities Act of 1933, as amended (“Rule 139”), (ii) the Common Shares are “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M under the U.S. Securities Exchange Act of 1934, as amended, and (iii) the publication or distribution of research reports with respect to the Company by each of Goldman, Sachs, J.P. Morgan, Morgan Stanley, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Nomura Securities International, Inc. and UBS Securities LLC satisfies the requirements of Rule 139. The undersigned acknowledges and agrees that notice to the Company by a majority of the Representatives in respect of any extension required under this paragraph will be deemed to also constitute notice to, and to have been received by, the undersigned. The Company shall promptly notify Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

If a majority of Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 5(f) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver, except where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the same lockup agreement terms in place for the transferor.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter, or which would require the Company to prepare a prospectus in accordance with Directive 2003/71/EC, as amended.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers, and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the

Company within the meaning of Rule 405 under the Securities Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof in writing; but the failure to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to appropriate local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Underwriters in the case of paragraph (a) of this Section 8 or the Company in the case of paragraph (b) of this Section 8, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have subscribed for hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in your judgment impracticable or inadvisable to proceed with the offer, issuance, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to subscribe for Shares that it has or they have agreed to subscribe for hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for is not more than one-tenth of the aggregate number of the Shares to be subscribed for on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to subscribe for the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to subscribe for on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to subscribe for pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be subscribed for on such date, and arrangements satisfactory to you and the Company for the subscription of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the

Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to subscribe for Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be subscribed for on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to subscribe for the Additional Shares to be issued on such Option Closing Date or (ii) subscribe for not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to subscribe for in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, other than pursuant to Sections 9(i), (iii), (iv) or (v), or this Section 10, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with the side letter of even date and any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the subscription, purchase, issuance and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. Federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement, the offering of the Shares or any transactions contemplated hereby in a New York Court, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints [        ] as their authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Goldman, Sachs & Co., 200 West Street, New York, New York, 10282-2198, Attention: Registration Department; J.P. Morgan Securities LLC, Attention: Equity Syndicate Desk, 383 Madison Avenue, New York, New York 10179; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal

Department and if to the Company shall be delivered, mailed or sent to Intelsat S.A. at 4, rue Albert Borschette, L-1246 Luxembourg, Attention: General Counsel.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Very truly yours, INTELSAT S.A.

By:
Name:
Title:

Accepted as of the date hereof Goldman, Sachs & Co. J.P. Morgan Securities LLC Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:
Goldman, Sachs & Co.

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

SCHEDULE I

Underwriter	Number of Firm Shares To Be Subscribed For

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Barclays Capital, Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Nomura Securities International, Inc.

UBS Securities LLC

Evercore Group, LLC

HSBC Securities (USA) Inc.

RBC Capital Markets, LLC

LionTree Advisors LLC

Raymond James & Associates, Inc.

Total:

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SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of issuance and sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

II-1

EXHIBIT A

FORM OF LOCK-UP LETTER

        , 2013

Goldman, Sachs & Co.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

c/o Goldman, Sachs & Co.

200 West Street

New York, NY 10282

Intelsat S.A.

4, rue Albert Borschette

L-1246 Luxembourg

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. (“Goldman, Sachs”), J.P. Morgan Securities LLC (“J.P. Morgan”) and Morgan Stanley & Co. LLC (“Morgan Stanley” and together with Goldman, Sachs and J.P. Morgan, the “Representatives”) propose to enter into (i) an Underwriting Agreement (the “Common Shares Underwriting Agreement”) with Intelsat S.A., a société anonyme existing under the laws of Luxembourg (the “Company”), providing for the public offering (the “Common Shares Public Offering”) by the several Underwriters, including Goldman, Sachs, J.P. Morgan and Morgan Stanley (the “Underwriters”), of [        ] common shares, nominal value $0.01 per share, of the Company (the “Common Shares”) and (ii) an Underwriting Agreement (the “Series A Preferred Shares Underwriting Agreement,” and together with the Common Shares Underwriting Agreement, the “Underwriting Agreements”) with the Company, providing for the public offering (the “Series A Preferred Shares Public Offering,” and together with the Common Shares Public Offering, the “Public Offerings”) by the several Underwriters of [        ] Series A mandatory convertible junior non-voting preferred shares, nominal value $0.01 per share, of the Company (the “Series A Preferred Shares”).

To induce the Underwriters that may participate in the Public Offerings to continue their efforts in connection with the Public Offerings, the undersigned hereby agrees that, without the prior written consent of a majority of

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the Representatives on behalf of the Underwriters (provided, for the avoidance of doubt, that the consent of each Representative has been requested), it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectuses relating to the Public Offerings (the “Prospectuses”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares, any Series A Preferred Shares or any other securities convertible into or exercisable or exchangeable for Common Shares or Series A Preferred Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares or the Series A Preferred Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares, Series A Preferred Shares or such other securities, in cash or otherwise. Provided that such transfers are not voluntarily reported with the Securities and Exchange Commission and no other public announcement of such transfers is required to be or is voluntarily made, by or on behalf of the undersigned or the Company, the foregoing sentence shall not apply to (a) transactions relating to Common Shares, Series A Preferred Shares or other securities acquired [(i)] in open market transactions after the completion of the Public Offerings [or (ii) as a result of a distribution after the completion of the Public Offerings from another party who is subject to a lock-up letter substantially similar to this letter; provided that prior to such distribution the undersigned signs and delivers a lock-up letter substantially in the form of this letter that is applicable to such Common Shares, Series A Preferred Shares or other securities acquired as a result of such distribution]1, (b) transfers of Common Shares, Series A Preferred Shares or any security convertible into or exercisable or exchangeable for Common Shares or Series A Preferred Shares (i) as a bona fide gift or gifts, (ii) to any beneficiary of the undersigned pursuant to a will, other testamentary document or applicable laws of descent, (iii) to an immediate family member or trust for the benefit of an immediate family member (for purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), or (iv) to a limited liability company or partnership wholly-owned by the undersigned; provided that in the case of any transfer or distribution pursuant to this clause (b), each donee, beneficiary or transferee shall sign and deliver a lock-up letter substantially in the form of this letter prior to such transfer or distribution; provided, further, that any such transfer shall not involve a distribution for value, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the under the Securities Exchange Act of 1934, as

[1]	To be included solely in lock-up letters signed and delivered prior to or contemporaneous with the closing of the Public Offerings.

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amended (the “Exchange Act”), for the transfer of Common Shares or Series A Preferred Shares; provided that such plan does not provide for the transfer of Common Shares or Series A Preferred Shares during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (d) the withholding of any Common Shares or Series A Preferred Shares of the undersigned by the Company to pay any portion of the exercise price, or to satisfy any withholding tax obligations of the undersigned, in connection with the exercise or vesting of any restricted shares, restricted share units, options or other share-based awards of the Company pursuant to the Company’s compensation plans, in each case on a “cashless” or “net exercise” basis or (e) transfers of Common Shares, Series A Preferred Shares or any security convertible into or exercisable or exchangeable for Common Shares or Series A Preferred Shares, in each case in an amount in the aggregate not to exceed 1.0% of the Common Shares (in the case of transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares) and 1.0% of the Series A Preferred Shares (in the case of transfers of Series A Preferred Shares or any security convertible into or exercisable or exchangeable for Series A Preferred Shares) beneficially owned by the undersigned as of the closing of the transactions contemplated by the Underwriting Agreements, to charitable organizations in connection with bona fide donations to such charitable organization made in good faith (it being understood that in the event that a donee, distributee or other transferee of the undersigned is required to sign and deliver a lock-up letter substantially in the form of this letter, the 1.0% amount referenced in this clause (e) shall apply to the undersigned and all donees, distributees or other transferees of the undersigned in the aggregate). In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership or limited liability company, such entity (and its transferees or distributees) may transfer or distribute Common Shares, Series A Preferred Shares or securities convertible into or exercisable or exchangeable for Common Shares or Series A Preferred Shares to any wholly-owned subsidiary of such entity or to the partners, members, stockholders or affiliates of such entity, or to a charitable or family trust; provided that each donee, transferee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter prior to such transfer or distribution. In addition, the undersigned agrees that, without the prior written consent of a majority of the Representatives on behalf of the Underwriters (provided, for the avoidance of doubt, that the consent of each Representative has been requested), it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectuses, make any demand for or exercise any right with respect to, the registration of any Common Shares, any Series A Preferred Shares or any security convertible into or exercisable or exchangeable for Common Shares or Series A Preferred Shares,

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except for such demands or exercises that will not require any filing or other public disclosure to be made in connection therewith until the expiration of the restricted period. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares and Series A Preferred Shares except in compliance with the foregoing restrictions. Notwithstanding the foregoing, this letter agreement shall not apply to any transfer in connection with, and as contemplated by, the reorganization transactions described in the preliminary prospectus included in the Company’s registration statement at the time of its effectiveness.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Common Shares or Series A Preferred Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreements to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by a majority of the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer that is not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

If:

(1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless such extension is not required in accordance with the criteria set forth in the next sentence, or a majority of the Representatives otherwise determine not to require the extension (provided, for the avoidance of doubt, that a determination by each Representative

4

has been requested), in either case, as expressly confirmed by a majority of the Representatives to the Company (provided, for the avoidance of doubt, that the confirmation of each Representative has been requested). The extension referred to in this paragraph will not be required if the following conditions (as determined by a majority of the Representatives in their sole discretion, (provided, for the avoidance of doubt, that a determination by each Representative has been requested)), are met at the time the extension would otherwise apply: (i) the Company meets the applicable requirements of paragraph (a)(1) of Rule 139 under the U.S. Securities Act of 1933, as amended (“Rule 139”), (ii) (a) solely with respect to the Common Shares, the Common Shares are “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M under the U.S. Securities Exchange Act of 1934, as amended, (b) solely with respect to the Series A Preferred Shares, the Series A Preferred Shares are “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M under the U.S. Securities Exchange Act of 1934, as amended and (iii) the publication or distribution of research reports with respect to the Company by each of Goldman, Sachs, J.P. Morgan, Morgan Stanley, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Nomura Securities International, Inc. and UBS Securities LLC satisfies the requirements of Rule 139. The undersigned acknowledges and agrees that notice to the Company by a majority of the Representatives in respect of any extension required under this paragraph will be deemed to also constitute notice to, and to have been received by, the undersigned.

[Notwithstanding anything herein to the contrary, nothing herein shall restrict [Credit Suisse Securities (USA) LLC/Merrill Lynch, Pierce, Fenner & Smith, Incorporated] and its affiliates (except for [CSFB Strategic Partners Holdings III, L.P./Banc of America Capital Investors V, L.P.]), from engaging in any activities, including brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of business.]2

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or Goldman, Sachs, J.P. Morgan and Morgan Stanley that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public

[2]	To be included in lock-ups for affiliates of Credit Suisse and Bank of America only.

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Offerings. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This letter shall lapse and become null and void if the Common Shares Public Offering shall not have occurred on or before June 30, 2013 or earlier if the Company has provided written notice to the Underwriters prior to the date of the Common Shares Underwriting Agreement that it has determined not to pursue the Common Shares Public Offering.

Whether or not the Public Offerings actually occur depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

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